Exhibit 10.2

SIXTH AMENDMENT TO FOURTH AMENDED
 AND RESTATED CREDIT AGREEMENT
This SIXTH AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT, dated as of July 7, 2015 (this "Sixth Amendment"), is by and among (a) MISSION BROADCASTING, INC. (the "Borrower"), a Delaware corporation, (b) each of the Revolving Credit Lenders and Term B-2 Lenders that is a party hereto, and (c) BANK OF AMERICA, N.A., as administrative agent (the "Administrative Agent") for itself and the other Lenders party to that certain Fourth Amended and Restated Credit Agreement, dated December 3, 2012 (as amended, supplemented, and restated or otherwise modified and in effect from time to time, prior to the date hereof, the "Existing Credit Agreement", and as amended hereby, the "Credit Agreement"), by and among the Borrower, the lending institutions party thereto (the "Lenders") and the Administrative Agent.  Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement.
WHEREAS, the Borrower has proposed to amend the Existing Credit Agreement to permit the Digital Contribution and Reorganization (as defined in the Nexstar Credit Agreement);
WHEREAS, Section 10.01 of the Existing Credit Agreement provides that the Loan Parties may amend the Existing Credit Agreement with the consent of the Majority Lenders;
WHEREAS, in connection with the Sixth Amendment, (1) Merrill Lynch, Pierce, Fenner & Smith Incorporated is Arranger and Bookrunner and (2) Bank of America, N.A. is Administrative Agent;
WHEREAS, on the date hereof, the parties hereto desire to enter into this Sixth Amendment to make certain amendments to the Existing Credit Agreement;
NOW THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:
§1.            Amendment to Defined Terms.  Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.
§2.            Amendment of the Existing Credit Agreement.  Pursuant to Section 10.01 of the Credit Agreement, and subject to the satisfaction of the conditions set forth in Section 3 hereof, on and as of the Sixth Amendment Effective Date:
(a)            Effective as of Sixth Amendment Effective Date, the Existing Credit Agreement is hereby amended in its entirety to read as set forth in the attached Annex I.
(b)            The Schedules to the Existing Credit Agreement are hereby amended by replacing Schedule 1.01(d) with a new Schedule 1.01(d) in the form as set forth in Annex II hereto.
(c)            The Schedules to the Existing Credit Agreement are hereby amended by replacing Schedule 1.01(e) with a new Schedule 1.01(e) in the form as set forth in Annex II hereto.
(d)            Section 5.08 of Exhibit J to the Existing Credit Agreement is hereby amended in its entirety and replaced with the following:
5.08            Environmental Compliance.
(a)            With respect to properties currently owned or operated by any Nexstar Entity or any of their Restricted Subsidiaries, or to the knowledge of the Borrower, Digital LLC and the Parent Guarantors, any property formerly owned or operated by any Nexstar Entity or any of its Restricted Subsidiaries, no such property is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list;
(b)            to the knowledge of the Borrower, Digital LLC and the Parent Guarantors, (A) there are no and never have been any underground or above‑ground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Nexstar Entity or any of its Restricted Subsidiaries or on any property formerly owned or operated by any Nexstar Entity or any of its Restricted Subsidiaries and (B) there is no asbestos or asbestos‑containing material on any property currently owned or operated by any Nexstar Entity or any of its Restricted Subsidiaries; and
(c)            Hazardous Materials have not been released, discharged or disposed of on any property currently or formerly owned or operated by any Nexstar Entity or any of its Restricted Subsidiaries in excess of the applicable legal limit;
in each case of (a), (b) and (c) above, other than such matters which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
(d)(i) No Nexstar Entity is undertaking, nor has completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law and (ii) all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Nexstar Entity or any of its Restricted Subsidiaries have been disposed of in a manner not reasonably expected to result in material liability to any Nexstar Entity or any of its Restricted Subsidiaries, in each case of clauses (i) and (ii) above, other than such matters which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
(e)            Section 5.11 of Exhibit J to the Existing Credit Agreement is hereby amended in its entirety and replaced with the following:
5.11            Subsidiaries; Equity Interests; Nexstar Entities.  As of the Sixth Amendment Effective Date, no Nexstar Entity has any Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.11, and all of the outstanding Equity Interests in each Nexstar Entity and each Restricted Subsidiary have been validly issued, are fully paid and nonassessable, and are owned by, with respect to each Nexstar Entity except the Ultimate Parent, a Nexstar Entity, in each case in the amounts specified on Part (a) of Schedule 5.11 free and clear of all Liens except (i) those created under the Security Documents, (ii) those created under the indenture documentation for the Senior Second Lien Notes and (iii) any nonconsensual Lien that is permitted under Section 7.01.  As of the Sixth Amendment Effective Date, Part (b) of Schedule 5.11 is a complete and accurate list of all Nexstar Entities and their Subsidiaries, showing as of the Sixth Amendment Effective Date (as to each Nexstar Entity) the jurisdiction of its incorporation, the address of its principal place of business and its U.S. taxpayer identification number.
(f)            Section 5.17 of Exhibit J to the Existing Credit Agreement is hereby amended in its entirety and replaced with the following:
5.17            Use of Proceeds.  The proceeds of the Revolving Credit Loans shall be used to finance general corporate and working capital purposes of the Borrower, any of its Restricted Subsidiaries, Digital LLC, any of Digital LLC's Restricted Subsidiaries and to the extent permitted by the terms of this Agreement, (a) any of the Borrower's Subsidiaries that are not Restricted Subsidiaries and (b) any of Digital LLC's Subsidiaries that are not Restricted Subsidiaries of Digital LLC (including, to the extent permitted hereunder, Investments, Sharing Arrangements, Capital Expenditures and Restricted Payments) and the funding of any original issue discount in accordance with the terms set forth herein; provided that in no event shall the proceeds of the Credit Extensions be used in contravention of any Law or of any Loan Document.  The proceeds of the Term A Loans shall be used in a manner consistent with the uses set forth in Section 6.12(c).  The proceeds of the Term B-2 Loans shall be used to finance general corporate and working capital purposes.
(g)            Section 5.20 of Exhibit J to the Existing Credit Agreement is hereby amended in its entirety and replaced with the following:
5.20            Labor Matters.  There are no strikes, walkouts, work stoppages or other material labor disputes pending or, to the knowledge of the Borrower, Digital LLC and the Parent Guarantors, threatened against any of the Nexstar Entities, except for those as would not, individually or in the aggregate for the Nexstar Entities, reasonably be expected to result in a Material Adverse Effect.
(h)            Section 5.21 of Exhibit J to the Existing Credit Agreement is hereby amended in its entirety and replaced with the following:
5.21            OFAC; Anti‑Money Laundering and Economic Sanctions Laws.
(a)            No Nexstar Entity or any of its Restricted Subsidiaries, nor, to the knowledge of senior management of the Borrower, Digital LLC or the Ultimate Parent, any respective officers or directors of any Nexstar Entity, (i) is currently the subject of any Sanctions, (ii) is located, organized or residing in any Designated Jurisdiction, or (iii) is or has been (within the previous five years) engaged in any transaction with any Person who is now or was then the subject of Sanctions or who is located, organized or residing in any Designated Jurisdiction.  No Loan, nor the proceeds from any Loan, has been used, directly or indirectly, to lend, contribute, provide or has otherwise made available to fund any activity or business in any Designated Jurisdiction or to fund any activity or business of any Person located, organized or residing in any Designated Jurisdiction or who is the subject of any Sanctions, or in any other manner that will result in any violation by any Person (including any Lender, any Arranger, any Agent, any L/C Issuer or the Nexstar Swing Line Lender) of Sanctions.
(b)            No Nexstar Entity, none of its Restricted Subsidiaries and, to the knowledge of senior management of the Borrower, Digital LLC or the Ultimate Parent, none of the respective officers or directors of any Nexstar Entity or such Restricted Subsidiary (i) has violated or is in violation of any applicable Anti‑Money Laundering Law or (ii) has engaged or engages in any transaction, investment, undertaking or activity that conceals the identity, source or destination of the proceeds from any category of offenses designated in any applicable Law, regulation or other binding measure implementing the "Forty Recommendations" and "Nine Special Recommendations" published by the Organization for Economic Cooperation and Development's Financial Action Task Force on Money Laundering.
(c)            No Nexstar Entity, none of its Subsidiaries and, to the knowledge of senior management of the Borrower, Digital LLC, any Digital Subsidiary or the Ultimate Parent, none of the respective officers or directors of any Nexstar Entity or such Subsidiary that is acting or benefiting in any capacity in connection with the Loans is an Embargoed Person.
(d)            Except as otherwise authorized by OFAC, no Nexstar Entity, none of its Subsidiaries and, to the knowledge of senior management of the Borrower, Digital LLC, any Digital Subsidiary or the Ultimate Parent, none of the respective officers, directors, brokers or agents of any such Person that is acting or benefiting in any capacity in connection with the Loans conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Embargoed Person.
(i)            Section 5.22 of Exhibit J to the Existing Credit Agreement is hereby amended in its entirety and replaced with the following:
5.22            FCC Licenses
(a)            Each Nexstar Entity, and each Restricted Subsidiary of each such entity, holds such validly issued Broadcast Licenses as are necessary to operate the Stations as they are currently operated, and each such Broadcast License is in full force and effect (it being recognized that, as indicated on Schedules 5.22 as of the Closing Date, certain Stations may, from time to time, operate pursuant to Special Temporary Authority granted by the FCC).  To the Borrower's knowledge, each Shared Services Party holds such validly issued Broadcast Licenses as are necessary to operate the Shared Services Party Stations as they are currently operated.  As of the Closing Date, the Stations, together with Broadcast Licenses, are identified on Schedule 5.22, and each such Broadcast License has the expiration date set forth on Schedule 5.22.  Digital LLC does not, nor does any Digital Subsidiary, hold any Broadcast License or any other FCC License.
(b)            No Nexstar Entity has knowledge of any condition imposed by the FCC as part of any Broadcast License which is neither set forth on the face thereof as issued by the FCC nor contained in the Communications Laws applicable generally to stations of the type, nature, class or location of the Station or Shared Services Party Station in question.  Except as otherwise set forth on Schedules 5.22 and 5.22(c) as of the Closing Date, each Station, and, to the Borrower's knowledge, each Shared Services Party Station has been and is being operated in all material respects in accordance with the terms and conditions of the Broadcast Licenses applicable to it and the Communications Laws.
(c)            Except as otherwise set forth on Schedule 5.22(c) as of the Closing Date, no proceedings are pending or, to the knowledge of any Nexstar Entity or any Restricted Subsidiary are threatened which may result in the revocation, modification, non‑renewal or suspension of any applicable Broadcast License of such Nexstar Entity, the denial of any pending applications, the issuance of any cease and desist order or the imposition of any fines, forfeitures or other administrative actions by the FCC with respect to any Station, or, to the Borrower's knowledge, any Shared Services Party Station or its operation, other than (i) any proceedings which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect and (ii) proceedings affecting the television broadcasting industry in general.
(d)            All reports, applications and other documents required to be filed by the Nexstar Entities and their Restricted Subsidiaries with the FCC with respect to the Stations, and, to the Borrower's knowledge, Shared Services Party Stations have been timely filed, and all such reports, applications and documents are true, correct and complete in all respects, except where the failure to make such timely filing or any inaccuracy therein could not reasonably be expected to have a Material Adverse Effect, and except as otherwise set forth on Schedule 5.22(c) as of the Closing Date, no Nexstar Entity nor any Restricted Subsidiary of a Nexstar Entity has knowledge of any matters which could reasonably be expected to result in the suspension or revocation of or the refusal to renew any Broadcast License or the imposition on any Nexstar Entity or any Restricted Subsidiary of any material fines or forfeitures by the FCC, or which could reasonably be expected to result in the revocation, rescission, reversal or material adverse modification of the authorization of any Broadcast License.
(e)            There are no unsatisfied or otherwise outstanding citations issued by the FCC with respect to any Station or its operations, or, to the Borrower's knowledge, any Shared Services Party Station or its operations.
(f)            Non‑U.S. voting interests held, directly or indirectly, are less than 25 percent of the Ultimate Parent's total voting interests, and the total equity of the Ultimate Parent held by non‑U.S. citizens, directly or indirectly, is less than 25 percent of the Ultimate Parent's total equity.
§3.            Conditions to Effectiveness.  This Sixth Amendment shall become effective as of the date set forth above upon the satisfaction of the following conditions (such effective date, the "Sixth Amendment Effective Date"):
(a)            there shall exist no Default both immediately before and after giving effect to this Sixth Amendment;
(b)            the Administrative Agent shall have received a counterpart signature page to this Sixth Amendment, duly executed and delivered by the Borrower, the Administrative Agent, each Guarantor, the owners of the Equity Interests of the Mission Borrower (the "Pledgors"), and the Majority Lenders;
(c)            the Administrative Agent shall have received, on behalf of itself, the Collateral Agent, the Lenders, the Nexstar Swing Line Lender and the Nexstar L/C Issuer, (i) an opinion of Kirkland & Ellis LLP, counsel for the Nexstar Borrower, the other Nexstar Entities, the Mission Entities and the Marshall Entities, addressed to the Nexstar L/C Issuer, the Administrative Agent, the Collateral Agent and the Lenders and permitted to be relied upon by any persons who become Lenders, in each case in form and substance reasonably satisfactory to the Administrative Agent and the Lenders and customary for senior secured credit facilities in transactions of this kind (including a customary no conflicts opinion with respect to the Senior 6⅞% Notes due 2020 and Senior 6⅞% Notes due 2020 Indenture Documentation) and (ii) an opinion of Wiley Rein, LLP, special FCC counsel for the Nexstar Entities, the Mission Entities and the Marshall Entities, addressed to the Nexstar L/C Issuer, the Administrative Agent, the Collateral Agent, the Nexstar Swing Line Lender and the Lenders and capable of being relied upon by any persons who become Lenders, in form and substance reasonably satisfactory to the Administrative Agent;
(d)            the Administrative Agent shall have received (i) certificates of good standing from the applicable secretary of state of organization of each Loan Party, certificates of resolutions or other action, incumbency certificates and/or other certificates of a Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Sixth Amendment, and (ii) a certificate of a Responsible Officer of the Borrower certifying to and attaching the resolutions adopted by the Borrower approving or consenting to the Sixth Amendment;
(e)            the representations and warranties set forth in this Sixth Amendment shall be true and correct in all material respects as of the date of this Sixth Amendment (except (1) to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date and (2) that any representation or warranty that is qualified by "materiality" or "Material Adverse Effect" shall be true and correct in all respects);
(f)            the Nexstar Credit Agreement shall be amended on a substantially similar basis (but only as applicable) for the Nexstar Borrower, as the terms set forth in this Sixth Amendment;
(g)            the Marshall Credit Agreement shall be amended on a substantially similar basis (but only as applicable) for the Marshall Borrower, as the terms set forth in this Sixth Amendment;
(h)            the Administrative Agent shall have received (i) an amended and restated  Mission Guaranty of Nexstar Obligations and (ii) such other amendments and restatements of the Security Documents conforming to the provisions of this Sixth Amendment, as the Collateral Agent and/or the Administrative Agent may require, in each case, duly executed and delivered by each party thereto and effective as of the date thereof; and
(i)            the Borrower shall have paid all reasonable invoiced fees and expenses of the Administrative Agent's counsel, Winstead PC, and the Administrative Agent shall have received evidence of payment of all other reasonable and documented out‑of‑pocket costs and expenses (including, without limitation, legal fees and expenses) that have been invoiced prior to the effective date of this Sixth Amendment.
§4.            Consent regarding Changes to Loan Documents.  The Majority Lenders hereby consent to an amendment and/or amendment and restatement of any Loan Document (other than the Credit Agreement) to conform to the provisions of this Sixth Amendment and the Existing Credit Agreement, as amended hereby.  The Majority Lenders hereby authorize the Collateral Agent and the Administrative Agent, on behalf of the Lenders, to execute and deliver such amendment and/or amendment and restatement to each such Loan Document.
§5.            Affirmation of Mission Entities.  Each of the Mission Entities hereby affirms its Obligations under the Credit Agreement, each of the other Loan Documents to which each is a party and each of the Nexstar Loan Documents to which each is a party, and each hereby affirms its absolute and unconditional promise to pay to the Lenders the Loans and all other amounts due (i) under the Credit Agreement (as amended hereby) and the other Loan Documents, and (ii) under the Nexstar Credit Agreement (as amended) and the Nexstar Loan Documents.
§6.            Representations and Warranties.  Each of the Mission Entities represents and warrants to the Administrative Agent and the Lenders, immediately after giving effect to this Sixth Amendment, as follows:
(a)            Representations and Warranties.  Each of the representations and warranties contained in Article V of the Credit Agreement are true and correct in all material respects on and as of the date hereof (giving effect to this Sixth Amendment), except to the extent such representations and warranties are already qualified by materiality, in which case, such representations and warranties are true and correct in all respects and to the extent that such representations and warranties relate specifically to a prior date.
(b)            Enforceability.  The execution and delivery by the Mission Entities of this Sixth Amendment, and the performance by the Mission Entities of this Sixth Amendment and the Credit Agreement, as amended hereby, and each of the Loan Documents (and amendments, restatements and substitutions therefore in connection with this Sixth Amendment) are within the corporate authority of each of the Mission Entities and have been duly authorized by all necessary corporate proceedings.  This Sixth Amendment and the Credit Agreement, as amended, and each of the Loan Documents (and amendments, restatements and substitutions therefore in connection with this Sixth Amendment) hereby, constitute valid and legally binding obligations of each of the Mission Entities, enforceable against it in accordance with their terms, except as enforceability may be limited by Debtor Relief Laws and by general principles of equity.
(c)            No Default.  No Default has occurred and is continuing, and no Default will result from the execution, delivery and performance by the Mission Entities of this Sixth Amendment, the other Loan Documents or from the consummation of the transactions contemplated herein.
§7.            No Other Amendments, etc.
(a)            Except as expressly provided in this Sixth Amendment, (a) all of the terms and conditions of the Credit Agreement and the other Loan Documents (as amended and restated in connection herewith, if applicable) remain unchanged, and (b) all of the terms and conditions of the Credit Agreement, as amended hereby, and of the other Loan Documents (as amended and restated in connection herewith, if applicable) are hereby ratified and confirmed and remain in full force and effect.  Nothing herein shall be construed to be an amendment, consent or a waiver of any requirements of any Mission Entity or of any other Person under the Credit Agreement or any of the other Loan Documents except as expressly set forth herein or pursuant to a written agreement executed in connection herewith.  Nothing in this Sixth Amendment shall be construed to imply any willingness on the part of the Administrative Agent or any Lender to grant any similar or future amendment, consent or waiver of any of the terms and conditions of the Credit Agreement or the other Loan Documents.
(b)            Without limiting the foregoing, each of the Loan Parties to the Guaranties and the Security Documents hereby (i) acknowledges and agrees that all of its obligations under the Mission Guaranty Agreements, the Mission Guaranty of Nexstar Obligations, and the Security Documents are reaffirmed and remain in full force and effect on a continuous basis, (ii) reaffirms each Lien granted by each Loan Party to the Collateral Agent for the benefit of the Secured Parties and reaffirms the guaranties made pursuant to the Mission Guaranty Agreement and the Mission Guaranty of Nexstar Obligations, (iii) acknowledges and agrees that the grants of security interests by and the guaranties of the Loan Parties contained in the Mission Guaranty Agreements, the Mission Guaranty of Nexstar Obligations and the Security Documents are, and shall remain, in full force and effect after giving effect to the Sixth Amendment, and (iv) agrees that all Obligations are Guaranteed Obligations (as defined in the Guaranties).
(c)            This Sixth Amendment is a Loan Document under the terms of the Credit Agreement.  On and after the Sixth Amendment Effective Date, each reference in the Existing Credit Agreement to "this Agreement," "hereunder," "hereof" or words of like import referring to the Existing Credit Agreement shall mean and be a reference to the Existing Credit Agreement, as amended by this Sixth Amendment (ie. the Credit Agreement).
§8.            Execution in Counterparts.  This Sixth Amendment may be executed in any number of counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument.  In proving this Sixth Amendment, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.
§9.            Interpretation.  This Sixth Amendment, the Credit Agreement and the other Loan Documents are the result of negotiation among, and have been reviewed by counsel to, among others, the Administrative Agent and the Borrower and are the product of discussions and negotiations among all parties.  Accordingly, this Sixth Amendment, Credit Agreement and the other Loan Documents are not intended to be construed against the Administrative Agent or any of the Lenders merely on account of the Administrative Agent's or any Lender's involvement in the preparation of such documents.
§10.            Governing Law.  This Sixth Amendment shall be governed by, and construed in accordance with, the law of the State of New York applicable to agreements made and to be performed entirely within such state.
§11.            Miscellaneous.  The captions in this Sixth Amendment are for convenience of reference only and shall not define or limit the provisions hereof.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have duly executed this Sixth Amendment as of the date first set forth above.

The Borrower:

MISSION BROADCASTING, INC.

By:	/s/ Dennis P. Thatcher
Name:	Dennis P. Thatcher
Title:	President and Treasurer

[Signature Page to Sixth Amendment to Fourth Amended and Restated Credit Agreement]

The Administrative Agent:

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Don B. Pinzon
Name:	Don B. Pinzon
Title:	Vice President

[Signature Page to Sixth Amendment to Fourth Amended and Restated Credit Agreement]

RATIFICATION OF GUARANTORS AND PLEDGORS
Each of the undersigned Guarantors and Pledgors hereby (a) acknowledges and consents to the foregoing Sixth Amendment and the Mission Entities' execution thereof; (b) joins the foregoing Sixth Amendment for the purpose of consenting to and being bound by the provisions thereof, (c) ratifies and confirms all of their respective obligations and liabilities under the Loan Documents to which any of them is a party and ratifies and confirms that such obligations and liabilities extend to and continue in effect with respect to, and continue to guarantee and secure, as applicable, the Obligations of the Borrower under the Credit Agreement and (d) acknowledges and confirms that the liens and security interests granted by such Guarantor or Pledgor, as applicable, pursuant to the Loan Documents are and continue to be valid and perfected first priority liens and security interests (subject only to Permitted Liens (as defined in the Security Agreement)) that secure all of the Obligations on and after the date hereof.

The Gurantors:

NEXSTAR BROADCASTING, INC.

By:	/s/ Thomas E. Carter
Name:	Thomas E. Carter
Title:	Chief Financial Officer

NEXSTAR BROADCASTING GROUP, INC.

By:	/s/ Thomas E. Carter
Name:	Thomas E. Carter
Title:	Chief Financial Officer

ENTERPRISE TECHNOLOGY LLC

By:	/s/ Thomas E. Carter
Name:	Thomas E. Carter
Title:	Chief Financial Officer

LAKANA LLC

By:	Enterprise Technology LLC
Its:	Sole Member

By:	/s/ Thomas E. Carter
Name:	Thomas E. Carter
Title:	Chief Financial Officer

YASHI, INC.

By:	/s/ Thomas E. Carter
Name:	Thomas E. Carter
Title:	Chief Financial Officer

[Signature Page to Sixth Amendment to Fourth Amended and Restated Credit Agreement]

The Pledgors:

/s/ Nancie Smith
Nancie Smith

/s/ Dennis P. Thatcher
Dennis P. Thatcher

[Signature Page to Sixth Amendment to Fourth Amended and Restated Credit Agreement]